                                                                 Exhibit 10.23.9

                        SEVENTY-NINTH AGREEMENT AMENDING
                        NEW ENGLAND POWER POOL AGREEMENT
                           (ICAP COMPLIANCE AMENDMENT)

      THIS SEVENTY-NINTH AGREEMENT AMENDING NEW ENGLAND POWER POOL AGREEMENT, dated as of September 24, 2001 ("Seventy-Eighth Agreement"), amends the New England Power Pool Agreement (the "NEPOOL Agreement"), as amended.

      WHEREAS, the NEPOOL Agreement as in effect on December 1, 1996 was amended and restated by the Thirty-Third Agreement Amending New England Power Pool Agreement dated as of December 1, 1996 (the "Thirty-Third Agreement") in the form of the Restated New England Power Pool Agreement ("Restated NEPOOL Agreement") attached to the Thirty-Third Agreement as Exhibit A thereto, and the Thirty-Third Agreement also provided for the NEPOOL Open Access Transmission Tariff (the "NEPOOL Tariff") which is Attachment B to the Restated NEPOOL Agreement; and

      WHEREAS, the Restated NEPOOL Agreement and the NEPOOL Tariff have subsequently been amended numerous times, the most recent amendment dated as of July 13, 2001; and

      WHEREAS, this agreement amends the Restated NEPOOL Agreement to comply with the directives of the Federal Energy Regulatory Commission in its order issued August 28, 2001 in Docket Nos. EL00-62-026 and EL00-62-029, ISO New England Inc., 96 FERC Paragraph 61,234 (2001) (the "August 28 Order"); and

      WHEREAS, the Participants desire to amend the Restated NEPOOL Agreement as heretofore amended, to reflect the revisions detailed herein.

      NOW, THEREFORE, upon approval of this Seventy-Ninth Agreement by the NEPOOL Participants Committee in accordance with the procedures set forth in the Restated NEPOOL Agreement, the Participants agree as follows:


                                    SECTION 1
                     AMENDMENT TO RESTATED NEPOOL AGREEMENT

1.1   Section 12.5(d) is amended so that it reads as follows:

      (d) The revenues from the Installed Capability Responsibility deficiency charge payments for each month shall be allocated among those Participants whose minimum monthly Installed System Capabilities are equal to or greater than their Installed Capability Responsibilities. The allocation to each such Participant shall be in the same proportion as that Participant's minimum monthly Installed System Capability for the month is to the aggregate minimum monthly Installed System Capabilities of all Participants entitled for the month to such revenues.

                                    SECTION 2
                                  MISCELLANEOUS

2.1 This Seventy-Ninth Agreement shall become effective as of September 1, 2001 or on such other date as the Commission shall provide that the amendment reflected herein shall become effective.

2.2 Terms used in this Seventy-Ninth Agreement that are not defined herein shall have the meanings ascribed to them in the Restated NEPOOL Agreement.

2.3 A vote by or on behalf of a Participant in favor of this Seventy-Ninth Agreement evidences an agreement that changes reflected herein effect compliance with directives of the August 28 Order. Such agreement is not, and is not to be construed as, a voluntary agreement to the substance of the changes reflected herein and is without prejudice to the voting Participant's right to challenge the August 28 Order.


                                      -2-